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                                                                  EXHIBIT 10.48





                            CONSULTING AGREEMENT

      CONSULTING AGREEMENT (this "Agreement"), dated June 4, 1993, between ENDEVCO, INC., a Delaware corporation (the "Company"), and JAMES W. BRYANT, an individual residing in Dallas, Texas (the "Consultant").

      WHEREAS, the Consultant is resigning as Vice Chairman of the Board and from the Office of the Chief Executive of the Company; and

      WHEREAS, the Company desires to have the continued benefit of the Consultant's knowledge and experience as a business consultant to the Company and considers such arrangement a vital element to protecting and enhancing the best interests of the Company and its stockholders; and

      WHEREAS, the Consultant is willing to consult to the Company, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Consultant hereby agree as follows:

      1.    CONSULTING SERVICES.  The Company agrees to employ the
Consultant, and the Consultant agrees to enter the employ of the Company, as a business consultant to the Company, for the period set forth in Paragraph 2, with the duties set forth in Paragraph 3, and upon the other terms and conditions herein provided.

      2. EFFECTIVE DATE AND TERM. The employment of the Consultant by the Company as provided in Paragraph 1 shall be for a three-year term commencing on the effective date of the Plan of Reorganization of the Company (the "Effective Date"), unless further extended as herein provided (the "Consulting Period"). On the second and each subsequent anniversary of the Effective Date, the Consulting Period shall be automatically extended for an additional year unless, before such anniversary, the Company gives the Consultant written notice that it elects to terminate this Agreement at the end of the Consulting Period then in effect. The Consulting Period may be terminated earlier in accordance with the provisions of Paragraph 5.

      3.    DUTIES.

      (a) During the Consulting Period, the Consultant shall serve as a business consultant to the Company for the purpose of rendering to it services expected of a senior executive officer of the Company as it may reasonably request from time to time in connection with matters with respect to which the Consultant has special knowledge and expertise. These matters will include, but not be limited to, the following special projects of the Company: (i) gas liquid processing plant expansions and relocations and (ii) the coal bed methane project in Czechoslovakia. In his capacity as a business consultant hereunder, the Consultant shall report only to the Chairman, Chief Executive Officer and the Chief Operating Officer of the Company. The duties of Consultant shall be limited to duties comparable to those customarily assigned to senior executives of the Company. During the

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Consulting Period, the Consultant shall be available to devote 40 hours per week to his duties under this Agreement, except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability. If, at the request of the Company, the Consultant performs services hereunder in any one week for more than 40 hours, the Consultant shall be credited with 1 1/2 hours of vacation time for each extra hour of work performed in excess of 40 hours per week.

      (b) The Consultant shall be based in Dallas, Texas and shall not be required to render the consulting services required by this Agreement other than at locations in Dallas, Texas, subject, however, to such reasonable travel as the performance of such services may require.

      (c) It is specifically understood by the parties hereto that the Consultant shall retain the right to pursue other business or businesses and engage in other activities, whether or not in the same industries in which the Company is active, so long as such businesses or activities do not interfere with the Consultant's proper performance of the consulting services required by this Agreement. To the extent necessary to comply with his obligations under Paragraph 4(d) below, the Consultant will not compete with the Company during the Consulting Period.

      (d)(i) During the Consulting Period, the Consultant shall have among his duties the development of new business opportunities for the Company in the Company's line of business ("Business Opportunities"), including but not limited to (A) finding profitable utilization for equipment that is not being utilized (excluding any projects originated by the Company), and (B) finding new projects in the area of business conducted by the Company such as providing gas to plants, acquiring new pipelines or gathering systems or providing processing to pipelines or gathering systems. A Business Opportunity shall be a "Compensated Business Opportunity" if it is originated by the Consultant and not by employees, agents or representatives of the Company.

        (ii) The Consultant shall present each potential Compensated Business Opportunity in writing to the Chief Executive Officer of the Company. Unless the Company notifies the Consultant within ten (10) days after receipt of such written presentation that it does not agree that such opportunity was originated by the Consultant, such opportunity shall be considered a Compensated Business Opportunity.

       (iii) All Compensated Business Opportunities must be first offered to the Company. The receipt by the Company of the written presentation referred to in Paragraph 4(d)(ii) shall constitute an offer by the Consultant to permit the Company to accept the Compensated Business Opportunity. For a reasonable period of time after receipt of such offer (not to exceed sixty (60) days), the Company shall have the right to accept such offer by giving a written notice of acceptance to the Consultant prior to the expiration of such period. Such offer may not be accepted for less than 100% of the available opportunity. If the Company elects not to pursue a Compensated Business Opportunity, then the Consultant may pursue such

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opportunity himself or may offer it to third parties.  If the terms of the
Compensated Business Opportunity change so that the terms are materially better than those offered to the Company at the time the Company rejected such offer, then the Consultant must reoffer such Compensated Business Opportunity to the Company.

        (iv) If the Company elects to implement a Compensated Business Opportunity, then the Consultant will be paid the special bonus described on Exhibit A hereof at the time the Compensated Business Opportunity is completed and fully operational. If the Company accepts a Compensated Business Opportunity and thereafter fails to pursue such opportunity with reasonable diligence, the Consultant may pursue such opportunity himself or may offer it to third parties. If the Consultant believes that the Company has failed to pursue such opportunity with reasonable diligence, he will so notify the Company and may thereafter pursue such opportunity only after the Company has released the opportunity to the Consultant in writing, which release shall not be unreasonably withheld, or the Company's lack of reasonable diligence in pursuing such opportunity has been determined by arbitration pursuant to Paragraph 13 below.

         (v) If the Company accepts a Compensated Business Opportunity, the Consultant will nevertheless be entitled to participate and invest in such Compensated Business Opportunity, himself or with other parties, to the extent of 40% of the available interest if (A) the Consultant agrees to manage the project and (B) all or part of the Consulting Fee will be paid from the project revenues after the project is completed and fully operational. If the management of the project will not require the Consultant's full time services or if the project cannot reasonably bear the entire Consulting Fee, then the portion of the Consulting Fee to be borne by the project shall be as mutually agreed by the Company and the Consultant.

        (vi) If the Company determines that the development of a Compensated Business Opportunity by the Company requires a joint venture or equity partner (a debt financing with equity kickers or warrants shall not be considered an equity partner or joint venture), the Company will notify the Consultant and the Consultant may seek to locate an investor for such project. If (A) the Consultant is able to locate an equity partner or joint venture partner for such Compensated Business Opportunity who agrees to provide such financing on terms better than the terms offered to the Company by other parties prior to the time that the Company has agreed to pursue such Compensated Business Opportunity with another party and (B) the terms offered by such person are otherwise satisfactory to the Company, then the Company will agree to enter into a joint venture, partnership or other arrangement with such person. The Consultant will be entitled to receive whatever compensation such person is willing to pay him for presenting such opportunity to it but will not be entitled to any additional compensation from the Company.

      4.    COMPENSATION AND RELATED MATTERS.

      (a) CONSULTING FEE. During the Consulting Period, the Company shall pay to the Consultant for his services hereunder a consulting fee ("Consulting Fee") at the rate of not

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less than $200,000 per year, payable in installments (in as nearly equal amounts as is practicable) in accordance with the general payroll practices of the Company in effect at the time such payment is made, but in no event less frequently than monthly, or as otherwise mutually agreed upon. The Consulting Fee shall also be subject to such increases as may be determined from time to time by the Board of Directors of the Company. Once established at an increased specified rate, the Consulting Fee shall not thereafter be reduced.

      (b) EXPENSES. During the Consulting Period, the Consultant shall be entitled to receive prompt reimbursement for all reasonable travel, entertainment and other expenses (including business class air fare for any international travel) paid or incurred by the Consultant in performing the consulting services required by this Agreement.

      (c) VACATIONS. During the Consulting Period, the Consultant shall be entitled to reasonable periods of vacation, which shall be four weeks (plus any increase because of work in excess of 40 hours per week) during each 12-month period commencing on the date of this Agreement. The Consultant agrees to utilize his vacation at such time or times as are (i) consistent with the proper performance of his duties hereunder and (ii) mutually convenient for the Company and the Consultant.

      (d) OFFICE AND SUPPORT SERVICES. During the Consulting Period, the Company shall provide to the Consultant, at the Company's sole cost, a private office of a size with furnishings and other appointments, and personal secretarial and other support staff assistance (including document preparation, file storage, copying and telecopying transmission), first floor, covered parking, and other office amenities, at the Company's principal executive offices in Dallas, Texas, commensurate with those provided by the Company to the Consultant as of the date of this Agreement. Such office shall be furnished with the furniture and other appointments located at the Consultant's present office. At any time during the Consulting Period, the Company may request the Consultant to office at a location separate from the Company's principal executive offices in Dallas, Texas. If so requested by the Company, the Consultant shall relocate his office to a location of his choice, provided the Company pays to the Consultant a moving allowance of $25,000. The Consultant shall also have the right to purchase any furniture or decorations in his office that are not owned by him for a cost equal to their book value. Commencing one year following such relocation, the Company shall pay to the Consultant an office expense allowance of $1,000 per month during the remainder of the Consulting Period. The office expense allowance shall be paid on the first day of each calendar month in advance.

      (e) WELFARE BENEFIT PLANS. The Company shall make all arrangements necessary to permit the Consultant and his dependents who currently participate therein to continue to be covered during the Consulting Period by all welfare benefit plans of the Company in which he or they currently participate, including, without limitation, medical/health/hospitalization, life insurance, accidental death and dismemberment insurance, and disability insurance plans, and to participate during the Consulting Period in any and all welfare benefit plans provided by the Company to its employees generally following the date hereof, including any increase in benefits provided by existing plans, in each case at the same cost to the Consultant as he would have incurred had he remained

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an employee of the Company; provided that the foregoing benefits shall not include payment of premiums on any of the Consultant's life insurance policies that are in addition to the types of policies that are offered to the senior executives of the Company. In the event that for any reason the Company is unable to provide the foregoing welfare benefit plan coverage, it shall promptly reimburse the Consultant for any excess costs incurred by him in obtaining individual insurance policies providing reasonably similar coverage.

      (f) INDEMNIFICATION. In addition to any other indemnity rights the Consultant may have, the Consultant shall be entitled and continue to be entitled, during the Consulting Period and thereafter without limitation of time, as a matter of separate contract, but without duplication of payment, to mandatory indemnification and advancement of expenses to the full extent such indemnification and advancement of expenses may be made to directors and officers of the Company as of the date of this Agreement under the Company's certificate of incorporation and bylaws as in effect as of the date of this Agreement and under Section 145 of the Delaware General Corporation Law (the "DGCL") as in effect as of the date of this Agreement (except that subsection
(d) of Section 145 of the DGCL, Section 8.03 of the Company's bylaws and the phrase "in accordance with Section 8.03 hereof" in Section 8.05(a) of the Company's bylaws shall not apply for purposes of this Agreement), regardless of any amendments thereto or repeal thereof or any adoption of new or superseding bylaws or statutory provisions which may hereafter occur. The Company shall indemnify and hold harmless the Consultant from and against all costs and expenses reasonably incurred by him in securing such indemnification and in enforcing his rights under this Paragraph 4(f). The provisions of this Paragraph 4(f) shall continue in effect notwithstanding termination of the Consultant's employment hereunder for any reason.

      5.    TERMINATION OF CONSULTING SERVICES.

      (a) DEATH. The Consultant's employment as a consultant hereunder shall terminate automatically upon his death.

      (b) DISABILITY. If the Disability (as defined below) of the Consultant occurs during the Consulting Period, the Company may notify the Consultant of the Company's intention to terminate the Consultant's employment as a consultant hereunder for Disability. In such event, the Consultant's employment as a consultant hereunder shall terminate effective on the 30th day following the date such notice of termination is given to the Consultant, provided that the Consultant shall not have returned to the full-time performance of his duties hereunder during such 30-day period. For purposes of this Agreement, the "Disability" of the Consultant shall be deemed to have occurred in the event of the full-time absence of Consultant from his duties hereunder for 180 consecutive days as a result of his physical or mental incapacity.

      (c) TERMINATION BY COMPANY. The Company may terminate the Consultant's employment as a consultant hereunder for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean either of the following: (i) acts of dishonesty by the Consultant that constitute a felony under the laws of the State of Texas and that result or are intended to result, directly or indirectly, in gain to or personal enrichment of the

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Consultant at the expense of the Company; (ii) the willful and continued
failure by the Consultant to substantially perform his duties hereunder (other than any such failure resulting from the Consultant's physical or mental incapacity) or to substantially follow the directions of the Board of Directors, the Chairman, the Chief Executive Officer or the Chief Operating Officer (as long as such directions are consistent with this Agreement) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Consultant has not substantially performed his duties or has not substantially followed such directions; (iii) conviction of a felony involving moral turpitude; (iv) habitual insobriety or failure to perform duties due to alcoholism or drug addiction; or (v) misappropriation of Company funds.

      Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Consultant setting forth the reasons for the Company's intention to terminate his employment as a consultant hereunder for Cause, (ii) an opportunity for the Consultant, together with his counsel, to be heard before the Board of Directors of the Company, and (iii) delivery to the Consultant of a Notice of Termination (as defined below) from the Company satisfying the requirements of this Agreement, which notice shall be accompanied by a resolution duly adopted by a majority of the directors of the Company then in office finding that, in the good faith opinion of such directors, the Consultant was guilty of conduct which constitutes Cause hereunder and specifying the particulars thereof in reasonable detail.

      (d) TERMINATION BY CONSULTANT. The Consultant may terminate his employment as a consultant hereunder at any time during the Consulting Period for any reason. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Consultant's express written consent):

         (i) the assignment to the Consultant by the Company of any duties materially inconsistent with the Consultant's duties as provided herein or a change in the reporting responsibilities of the Consultant as provided herein;

        (ii) a reduction by the Company of the Consultant's Consulting Fee as then in effect pursuant to the provisions hereof or the failure of the Company to pay such Consulting Fee to the Consultant at the time and in the manner specified in Paragraph 4(a); or

       (iii) any failure by the Company to otherwise comply with any material provision of this Agreement.

      (e) NOTICE OF TERMINATION. Any termination of the Consultant's employment as a consultant hereunder by the Company or by the Consultant (other than a termination pursuant to Paragraph 5(a)) shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon and
(ii) in the case of a termination for Disability, Cause, or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's employment under the provision so indicated. Consultant shall give the

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Company 30 days' prior written notice of any termination by Consultant and, in the case of a termination for Good Reason, the Consultant may only terminate this Agreement if the Company has failed to cure the circumstances claimed to constitute Good Reason within such 30-day period.

      6.    OBLIGATIONS OF COMPANY UPON TERMINATION OF CONSULTING SERVICES.

      (a) If the Consultant's employment as a consultant hereunder is terminated by reason of the Consultant's death or Disability or for Cause or by the Consultant other than for Good Reason, the Company shall thereafter have no further obligations to the Consultant under this Agreement, except as provided in Paragraphs 4(f), 11, and 14.

      (b) If the Consultant's employment as a consultant hereunder is terminated by the Company other than for Cause or Disability or is terminated by the Consultant for Good Reason, the Company shall, until the end of the Consulting Period then in effect, continue to be obligated to (i) make the payments of the Consulting Fee (at the rate in effect hereunder at the time of termination) specified in Paragraph 4(a), (ii) provide the welfare benefit plan coverage provided for in Paragraph 4(e), (iii) provide the moving allowance and office expense allowance described in Paragraph 4(d), (iv) provide the indemnification and reimbursement of expenses described in Paragraph 4(f) and (v) comply with any obligations covered by Paragraphs 11 and 14.

      (c) Notwithstanding any provision of this Agreement to the contrary, the Company's obligation to allow the Consultant to seek third party financing for Compensated Business Opportunities, and the Consultant's obligation to offer any business opportunities to the Company, shall terminate upon any termination of this Agreement pursuant to either Section 6(a) or (b) above.

      7.    COMPLIANCE WITH OTHER AGREEMENTS.

      (a) The Company represents and warrants to the Consultant that the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary corporate action of the Company and do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument, or obligation to which the Company is a party or by which it is bound.

      (b) The Consultant represents and warrants to the Company that the execution, delivery, and performance by the Consultant of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument, or obligation to which the Consultant is a party or by which he is bound.

      8. CONFIDENTIALITY. During the Consulting Period and for a period of one year thereafter, the Consultant shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary

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information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by the Consultant alone or in conjunction with others) belonging to or concerning the Company or any of its subsidiaries, or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of the Consultant's duties hereunder, or (iii) as required by applicable law or legal process. The terms "trade secrets, confidential dealings, or other confidential or proprietary information" shall not include information that is or becomes (i) known to the public other than by improper disclosure by Consultant or (ii) available to the Consultant from sources other than the Company. The provisions of this Paragraph 8 shall continue in effect notwithstanding termination of the Consultant's employment hereunder for any reason. The Consultant shall not compete with the Company during the Consulting Period of this agreement except as herein provided.

      9. INDEPENDENT CONTRACTOR. It is expressly recognized by the parties that the Consultant is not an employee of the Company and that the relationship of the Consultant to the Company is that of an independent contractor. Without limiting the scope of the immediately preceding sentence, the Consultant shall be responsible for any and all federal, state, and local income and self-employment and similar taxes.

      10. MITIGATION. The Consultant shall not be required to mitigate the amount of any payment or other benefit provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for under this Agreement be reduced by any compensation earned by the Consultant as a result of employment by another employer during or after the Consulting Period or otherwise; provided that any portion of the Consulting Fee that is actually paid from project revenues as contemplated by Paragraph 3(d)(v) hereof shall reduce the amounts otherwise payable by the Company hereunder.

      11. NO EFFECT ON OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment or other benefit provided for hereunder, shall not reduce any amounts otherwise payable to the Consultant, or in any way diminish the Consultant's rights, whether existing now or hereafter, under any other contract or agreement of the Company providing benefits to the Consultant.

      12. ATTORNEYS' FEES AND COSTS. In the event there is any litigation between the parties hereto with respect to this Agreement, the prevailing party in such litigation shall be entitled to recover all attorneys' fees and costs incurred by such party in connection with such litigation.

      13. ARBITRATION. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the validity, interpretation, enforceability, or breach thereof, which is not settled by agreement between the parties, shall be settled by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor organization (the "Association") then in effect. The decision of the arbitrator(s) shall be final and binding on the parties. A judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction, or application

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may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of such arbitration, including the fee, if any, of the arbitrator(s), shall be divided between the parties on an equal basis unless otherwise specified in the arbitrators' award. Each party shall pay the fees and expenses of its own witnesses and counsel, unless the arbitrator(s) shall specify otherwise in the award.

      14. SURVIVAL. Neither the expiration or the termination of the term of the Consultant's employment as a consultant hereunder shall impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination.

      15. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally or (ii) when deposited in the United States mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

            If to the Company, at:

                  8080 North Central Expressway
                  Suite 1200, Lock Box 47
                  Dallas, Texas 75206
                  Attention: Chairman of the Board


            If to the Consultant, at:

                  8080 North Central Expressway
                  Suite 1200, Lock Box 47
                  Dallas, Texas 75206

      16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. This Agreement specifically supersedes any prior agreements between the parties, including without limitation the agreement known as the Conflict of Interest Agreement signed by all Company employees annually.

      17. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that:

         (i) the Consultant shall not assign or otherwise transfer this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company (except that any rights that the Consultant may have hereunder at the time

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of his death may be transferred by will or pursuant to the laws of descent and distribution); and

        (ii) the Company shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the Consultant. Notwithstanding the foregoing, however, if the Company merges or consolidates with or into another corporation, or transfers or sells all or substantially all its assets to a third party, the Company may assign this Agreement to the party which is the successor to its business and assets without the consent of the Consultant, provided the Company remains liable hereunder (if the Company survives such transaction) and such assignee assumes or becomes legally bound to perform all obligations of the Company hereunder.

      18. AMENDMENT. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the party against whom such modification or amendment is sought to be enforced.

      19. WAIVER. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

      20. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

      21. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Consultant has executed this Agreement, as of the date first set forth above.

                                          ENDEVCO, INC.


                                          By:
                                          Name:
                                          Title:
                                                                     "COMPANY"

                                          JAMES W. BRYANT         "CONSULTANT"

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                                  EXHIBIT A


Consultant's special bonus shall be an amount equal to:

         (i)      5% of the first $1,000,000 of the Company Investment, plus

        (ii) 4% of the amount of the Company Investment in excess of $1,000,000 but not in excess of $2,000,000, plus

       (iii) 3% of the amount of the Company Investment in excess of $2,000,000 but not in excess of $3,000,000, plus

        (iv) 2% of the amount of the Company Investment in excess of $3,000,000 but not in excess of $4,000,000, plus

         (v) 1% of the amount of the Company Investment in excess of $4,000,000.

"Company Investment" shall mean the total cash consideration and the total value of other consideration paid by the Company to third parties (but excluding salaries, travel, overhead expenses and expenses paid to outside advisors or consultants, including without limitation legal, accounting and engineering expenses) with respect to a Compensated Business Opportunity (as defined in Paragraph 3(d) of this Agreement).